EXHIBIT 23.2

CONRAD C. LYSIAK
Attorney and Counselor at Law
601 West First Avenue
Suite 503
Spokane, Washington 99201
(509) 624-1475
FAX: (509) 747-1770

CONSENT

I HEREBY CONSENT to the inclusion of my name in connection with the Form S-8 Registration Statement to be filed with the Securities and Exchange Commission as attorney for the Issuer, TeXen Oil & Gas Inc. and to the reference to my firm under the subcaption "Opinion of Counsel."

DATED this 10th day of April, 2003.

Yours truly,

/s/ Conrad C. Lysiak
Conrad C. Lysiak